          PURSUANT TO SECTION 201.08 OF FLORIDA STATUTES, FLORIDA DOCUMENTARY STAMP TAXES REQUIRED TO BE PAID ON ACCOUNT OF THAT PORTION OF THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE WHICH IS SECURED BY THE MORTGAGE AND SECURITY AGREEMENT DATED JULY 20, 1994, AS MODIFIED BY THE MORTGAGE MODIFICATION AGREEMENT DATED OF EVEN DATE HEREWITH GRANTED BY MAKER IN FAVOR OF PAYEE (COLLECTIVELY, THE "FLORIDA MORTGAGE") HAVE BEEN PAID, AND THE DOCUMENTARY STAMPS SO PURCHASED HAVE BEEN AFFIXED TO THE FLORIDA MORTGAGE RECORDED IN THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, ON OR ABOUT JULY 21, 1994, AND CANCELLED.


                                 PROMISSORY NOTE

$2,701,334                                                    New York, New York
                                                                  March 17, 1995


          FOR VALUE RECEIVED, the undersigned, a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of THE CIT GROUP/CREDIT FINANCE, INC. (the "Payee"), at its offices located at 135 West 50th Street, New York, New York 10020 or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of TWO MILLION SEVEN HUNDRED ONE THOUSAND THREE HUNDRED THIRTY-FOUR ($2,701,334) DOLLARS in lawful money of the United States and in immediately available funds, in eighty-four (84) consecutive monthly installments (or earlier, as hereinafter provided) commencing April 1, 1995 and on the first day of each month thereafter, of which the first eighty-three (83) installments shall each be in the amount of Thirty Two Thousand One Hundred Fifty-Eight and 74/100 ($32,158.74) Dollars, and the eighty-fourth (84th) installment shall be in the amount of the entire unpaid balance hereof.

          Maker hereby further promises to pay interest to the order of Payee in like money at said office or place on the unpaid principal balance hereof computed at the rate of interest as set forth in paragraphs 3.1 and 10.4(a) of the Loan and Security Agreement dated July 20, 1994, executed and delivered by Maker in favor of Payee, as amended by that certain Letter Re: Amendment to Financing Agreements dated of even date herewith (the "Loan Agreement"; together with all agreements, documents and instruments now or at any time hereafter executed and/or delivered in connection therewith or otherwise related thereto, as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Such interest shall be payable commencing on the first day of the month next following the date hereof (i.e., April 1, 1995 and on the first day of each month thereafter. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State in which the office of Payee set forth above is located.

          The term "Event of Default" shall mean an Event of Default under the Financing Agreements.

          This Note is issued as evidence of certain indebtedness arising pursuant to the terms and provisions of the Loan Agreement. This Note is entitled to the benefits of the Financing Agreements and is secured by, and entitled to the benefits of, any and all collateral security pledged or granted by Maker or related parties to Payee as set forth in the Financing Agreements or otherwise.

          This Note may be prepaid, in whole or in part, as provided in the Financing Agreements. Any prepayment made by Maker which is not made in connection with the termination of the Financing Agreements, under Section 9.2 of the Loan Agreement, shall not be subject to any penalty or premium. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account(s) of Maker, or any guarantors thereof, maintained by Payee.

          If any principal or interest payment is not made when due hereunder or if any Event of Default shall occur for any reason under the Financing Agreements, or if the Financing Agreements shall be terminable or be terminated or not renewed for any reason, then and in any such event, in addition to all rights and remedies of the Payee under the Financing Agreements, applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Maker's obligations, liabilities and indebtedness owing Payee under the Financing Agreements, including, without limitation, any or all amounts owing under this Note (the "Obligations"), to be due and payable, whereupon the then unpaid balance thereof together with all interest accrued thereon shall forthwith become due and payable, together with interest accruing thereafter at the highest rate provided for in this Note or the other Financing Agreements until this Note and such other Obligations are fully paid, plus the costs and expenses of collection thereof, including attorneys' fees and legal expenses.

          Maker hereby waives diligence, demand, presentment, protest and notice of any kind and assents to extensions of the time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice. Payee shall not be required to attempt to realize upon any collateral security for payment, but may proceed against Maker and any guarantors in such order or manner as Payee may choose.

          The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given. Payee agrees not to assign this Note except in accordance with
Section 9.6 of the Loan Agreement.

          Maker hereby waives all rights to trial by jury in any action or proceeding instituted by either Maker or Payee against the other arising on, out of or by reason of this Note, any alleged tortious conduct by Maker or Payee or in any way, directly or indirectly, arising out of or related to the relationship between Maker and Payee. In no event will Payee be liable for lost profits or other special or consequential damages.

          Maker hereby waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Maker with respect to this Note or any matter arising herefrom or relating hereto, except compulsory counterclaims.

          Maker hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Note or any matter arising herefrom or relating hereto. Any such action or proceeding commenced by Maker against Payee will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Payee set forth above is located and Maker waives any objection based on FORUM NON CONVENIENS and any objection to venue in connection therewith.

          Service of process or notice in connection with any proceedings may be served (i) inside or outside the State in which the office of Payee indicated above is located by registered or certified mail, return receipt requested, addressed to the Maker at the address set forth below or of which Maker has advised Payee in writing, as indicated in the records of Payee, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted, or (ii) in such manner as may be permissible under the rules of said Courts.

          The execution and delivery of this Note has been authorized by the Board of Directors of Maker. This Note and the other Financing Agreements, shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the laws of the State in which the office of Payee indicated above is located and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, its successors, endorsees and assigns. If the undersigned are more than one, this Note shall be binding jointly and severally upon the undersigned and their respective successors and assigns and the term "Maker" shall mean, individually and collectively, all the undersigned and any one or more of them and their successors and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

          This Note amends and restates in its entirety a Term Note in the original principal amount of $2,451,000 dated July 20, 1994 heretofore executed and delivered by Maker in favor of Payee (the "Existing Note"), and, further, evidences additional loans made by Payee to Maker on or about the date hereof. This Note is being delivered in substitution for and replacement of, and not in satisfaction of, the Existing Note. This Note is not intended to extinguish, release or otherwise discharge the Maker's obligations under the Existing Note and is not intended to be a novation of the Maker's obligations thereunder. Extinguishment, release or other discharge of this Note shall constitute extinguishment, release or other discharge, as the case may be, of the Existing Note to the extent of such extinguishment, release or discharge of this Note. This Note is entitled to the benefits of the Financing Agreements and is secured by, and entitled to the benefits of any and all collateral security pledged or granted by Maker or related parties to Payee as set forth in the Financing Agreements or otherwise.

                                   VERNITRON CORPORATION


                                   By:/S/ RAYMOND F. KUNZMANN
                                      --------------------------------------

                                   Title: Vice President
                                         -----------------------------------

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          On this 17th day of March, 1995, before me personally came Raymond F. Kunzmann, to me known, who, being duly sworn, did depose and say, that he is the Vice President of VERNITRON CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                   /S/ SHARON KAY MILLER
                                   ---------------------------------------------
                                             Notary Public


                                               SHARON KAY MILLER
                                       Notary Public, State of New York
                                                No. 41-4922738
                                          Qualified in Queens County
                                       Commission Expires April 4, 1996